SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 Current Report
                       Pursuant to Section 13 of 15 (d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        July 15, 1996


                         South West Property Trust Inc.
             (Exact name of registrant as specified in its charter)


                                    Maryland
                 (State or other jurisdiction of incorporation)

         1-11224                                          75-2434995
(Commission file number)                      (IRS employer identification no.)


    5949 Sherry Lane, Suite 1400, Dallas, Texas               75225-8010
      (address of principal executive offices                  (Zip code)

       Registrant's telephone number, including area code: (214) 369-1995

         (Former name or former address, if changed since last report)

Item 5. Other Events

     Daniel M. Jones III has joined the Company as Senior Vice-President of Finance and Diana M. Laing has resigned as Chief Financial Officer, effective August 15, 1996, to assume a similar position with a California real estate company that is not engaged in the multi-family residential industry.

     Mr. Jones is a certified public accountant with 20 years of cumulative financial management experience (including positions at Dayton-Hudson, Federated Department Stores and R.H. Macy & Co.) in functions of controller, vice-president of finance and chief financial officer. He holds an accounting degree, cum laude, from Virginia Commonwealth University.

     Since 1988, Mr. Jones has devoted his energies to entrepreneurial opportunities with emphasis on expense control and cash flow management. These activities included owning an Entre Computer Center franchise, serving as vice-president of finance for Wyatt Cafeterias and as chief operating officer for Annie's Attic, Inc., a catalog company which was sold in 1996. Mr. Jones' career responsibilities have included accounting, consumer credit, financial planning, information systems, real estate, legal, treasury and risk management functions.


     Mr. Jones will assume all of Ms. Laing's finance and information systems responsibilities and John S. Schneider, Chief Executive Officer, will temporarily manage investor relations. The Company has undertaken an executive search for a permanent Chief Financial Officer, a position for which Mr. Jones will be a prime candidate.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               South West Property Trust Inc.


                               By:     Lewis H. Sandler /s/
                                       Lewis H. Sandler
                                       Executive Vice President,
                                       Secretary and General Counsel

Dated: July 15, 1996